BY ELECTRONIC SUBMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                                Dynex Capital, Inc.
                     (formerly Resource Mortgage Capital Inc.)
                          Form S-3 Registration Statement

Ladies and Gentlemen:

      Dynex Capital, Inc. (the "Company") hereby submits its Registration Statement on Form S-3, including exhibits thereto, for filing in connection with the registration under the Securities Act of 1933 of 6,000,000 additional shares of its Common Stock. This electronic filing is submitted in accordance with Regulation S-T of the 1933 Act and the EDGAR Filer Manual.

      A wire transfer in the amount of $26,364, in payment of the required registration fee, is being sent to the lock box depository maintained by the Commission at Mellon Bank in Pittsburgh, Pennsylvania (Account Number 9108739, ABA #043000261), before 5:30 p.m. today.

      The Common Stock of the Company is registered on the New York Stock Exchange and with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934. Under separate cover, a hard copy of this filing is being sent to the New York Stock Exchange.


                                Very truly yours,


                                 Thomas H. Potts
                                    President
Enclosures
cc:   Elizabeth R. Hughes, Esq. (w/encl.)

As filed with the Securities and Exchange Commission on September 16, 1997

                        Registration No. 333- __________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                       UNDER
                           THE SECURITIES ACT OF 1933
                                -------------------

                                DYNEX CAPITAL, INC.
               (Exact name of registrant as specified in its charter)

                                    VIRGINIA
           (State or other jurisdiction of incorporation or organization)

                                     52-1549373
                        (I.R.S. Employer Identification No.)

                               10900 Nuckols Road
                           Glen Allen, Virginia 23060
                                  (804)217-5800

           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Thomas H. Potts
                                     President
                                Dynex Capital, Inc.
                               10900 Nuckols Road
                           Glen Allen, Virginia 23060
                                 (804) 217-5800
            (Name and address, including zip code, and telephone number, including area code of agent for service)

                                    Copy to:
                            Elizabeth R. Hughes, Esq.
                        Venable, Baetjer and Howard, LLP
                      1800 Mercantile Bank and Trust Bldg.
                                  2 Hopkins Plaza
                             Baltimore, Maryland 21201
                                   (410) 244-7400
                                --------------------
          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.        |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following |X| box.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following
box.  |_|
                                --------------------

                          CALCULATION OF REGISTRATION FEE


    Title of
   Securities      Amount Being Proposed Maximum    Proposed Maximum       Amount of Registration
Being Registered   Registered       Per Unit (1)     Aggregate Offering     Price Fee (2)
                                                           (1)
-----------------  -----------     ----------          ----------         ----------

  Common Stock   6,000,000 shares     $14.50          $87,000,000           $26,364
 ($0.01 par value)





 (1) Estimated solely for the purposes of calculating the Registration Fee.
 (2) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of Common Stock reported on the New York Stock Exchange composite tape as of September 10, 1997.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

                  SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 1997

                                   Prospectus
                               Dynex Capital, Inc.
                             Dividend Reinvestment and
                                Stock Purchase Plan

    The Dividend Reinvestment and Stock Purchase Plan as in effect beginning September , 1997, (the "Plan") of Dynex Capital, Inc. (the "Company") provides owners of shares of the Company's common stock (the "Common Stock"), Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") and Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") with a convenient and economical method of investing cash dividends and Optional Cash Deposits (hereinafter "Optional Cash Deposits") in shares of the Common Stock at a discount, in most cases, to the market price. Hereinafter, the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock will be referred to collectively as the Common and Preferred Stock. A Participant (as defined below) in the Plan may purchase shares of the Common Stock from the Company by: (i) reinvesting some or all cash dividends paid on shares of the Common and Preferred Stock; (ii) making Optional Cash Deposits subject to a minimum purchase limit of $50 and a maximum purchase limit of $20,000 for each month, or (iii) making Optional Cash Deposits in excess of $20,000 per month, (hereinafter referred to as "Excess Optional Cash Deposits"), with the permission of the Company and whether or not the dividends on Common or Preferred Stock held by the Participant are being reinvested. The price to be paid for such shares under any of the above options will be a price equal to the applicable Market Price (as defined below) less a Discount (the "Discount Rate"), as determined by the Company, ranging from 0% to 5% of the Market Price. The discount may vary from month to month and may also vary with the investment option chosen . The Market Price for Excess Optional Cash Deposits will be computed in a different manner than the Market Price for the reinvestment of cash dividends and the investment of Optional Cash Deposits less than $20,000 per month (see "Share Prices and Discount").

    To enroll in the Plan, simply complete the enclosed Authorization Card and return it to the Plan Administrator (as hereinafter defined) at the address provided on the card. Shareholders of Common, Preferred A, Preferred B and Preferred C stock who own shares through a broker, banker or other nominee ("Beneficial Owners") may enroll by having their broker, bank or other nominee submit a completed Broker and Nominee Form ("B&N Form") to the Company (see "Eligibility" section). Stockholders previously enrolled in the Company's existing Dividend Reinvestment and Stock Purchase Plan will continue to participate in the Plan without any further action required on their part.

    This Prospectus relates to 6,000,000 shares of the Common Stock registered for sale under the Plan. Participants should retain this Prospectus for future reference.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. No person has been authorized to give any information or to make any represen-
tations,other than those contained in this  Prospectus,  in connection with the offering made hereby, and if given or made, such information or represent-tions must not be relied upon as having been authorized by the Company.
Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of  any time subsequent to the
                                    date hereof.

                  The date of this Prospectus is September , 1997.

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer. Solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company

    Dynex Capital, Inc. (the "Company") is a mortgage and consumer finance company which uses its loan production operations to create investments for its portfolio. The Company's primary loan production operations include the origination of mortgage loans secured by multi-family and commercial real estate properties and the origination of loans secured by manufactured homes. The Company has elected to be treated as a real estate investment trust (REIT) for federal income tax purposes. The Company's strategy is to create investments from its loan production operations at a lower effective cost than if assets were purchased in the market and, as a result, steadily increase its net interest margin income and earnings per share over time.

       As a REIT, the Company generally is required to distribute annually at least 95% of its taxable income to shareholders.

       The Company's corporate headquarters are located in Glen Allen, Virginia.

       The Company's Common Stock is listed on the New York Stock Exchange under the symbol "DX".


Incorporation of Documents by Reference

The following documents, filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "1934 Exchange Act") are incorporated by reference in this Prospectus:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

    2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, respectively and any amendments thereto.

    3. The Company's Forms 8-K dated February 27, 1997 and July 18, 1997 respectively.

    4 The description of the Company's Common Stock contained in the Company's Registration
         Statement on Form 8-A under the 1934 Act, including any amendment or report filed to update the description.

    All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and before termination of this offering are incorporated by reference into this Prospectus from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference, herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

    Anyone receiving a copy of this Prospectus may obtain, without charge, a copy of any of the documents incorporated by reference, except for the exhibits, if any, to those documents. Mail your request to Dynex Capital, Inc., 10900 Nuckols Road, Third Floor, Glen Allen, VA 23060 or call (804) 217-5800.

Available Information

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, NW, Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following regional offices: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Judiciary Plaza, Washington, D.C. 20549. The Common Stock of the Company is listed on the New York Stock Exchange ("NYSE") and such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the Exchange at 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company at http://www.sec.gov.


The Plan

    The Plan provides eligible holders of the Common and Preferred Stock with a convenient and economical method of investing cash dividends and Optional Cash Deposits in shares of the Common Stock at a discount, in most cases, to the market price without payment of any brokerage commissions or fees. The Plan is intended to benefit long-term investors who wish to increase their investment in the Company's Common Stock. The Plan may also be used by the Company to raise additional capital through the sale each month of a portion of shares available for issuance under the Plan to owners of shares (including brokers and dealers). Any owners who so purchase shares may be deemed to be underwriters in connection with the resale of such shares.

    Eligible holders of the Common and Preferred Stock who wish to participate in the Plan (each, a "Participant") may elect to have cash dividends, paid on all or a portion of their shares of the Common and Preferred Stock, automatically reinvested in shares of the Common Stock (see "Eligibility" below). Such investments will be made quarterly within twenty days of the Investment Date. The "Investment Date" is the date on which dividends are paid or the last business day of the month, if no dividend is being paid.

     Participants may also elect to invest Optional Cash Deposits in shares of the Common Stock, subject to a $50 minimum and a maximum of $20,000 per month. Participants may make Optional Cash Deposits in excess of $20,000 per month subject to the acceptance by the Company of a completed Request for Waiver Form. "Request for Waiver" means a written request from a Participant to make Optional Cash Deposits in excess of $20,000 per month. All Optional Cash Deposits will be invested in the Company's Common Stock monthly on the Investment Date. Participants may make Optional Cash Deposits even if dividends on their shares of the Common and Preferred Stock are not being reinvested.

    Market Price calculations and discounts will differ depending on the investment or reinvestment option chosen, but within each such option, the Market Price will be the same for all Participants with respect to all investments on each Investment Date (see "Share Prices and Discounts" below).

    Subject to the availability of shares of Common Stock registered for issuance under the Plan, there is no maximum aggregate number of shares that can be issued pursuant to the reinvestment of dividends and no pre-established limit applicable to Optional Cash Deposits (pursuant to a granted Request for Waiver).

    The Company expects to grant Requests for Waiver to financial intermediaries, including, brokers and dealers and other Participants in the future. Grants of Requests for Waiver will be made, in whole or in part, at the sole and absolute discretion of the Company based on a variety of factors which may include: the Company's current and projected capital needs, the alternatives available to the Company to meet those needs, prevailing market prices for the Common Stock, general economic and market conditions, expected aberrations in the price or trading volume of the Common Stock. The Plan may be suspended in cases where the Company believes the Plan is not being used consistent with the purposes of the Plan or where requested investments may result in a violation of the Company's Articles of Incorporation, as amended. If such Requests for Waiver are granted, a portion of the shares available for issuance under the Plan will be purchased by Participants (including brokers and dealers) who, in connection with any resale of such shares may be deemed to be underwriters within the meaning of the Securities Exchange Act.

    The Company retains the right to limit the amount of Optional Cash Deposits it accepts for investment during any month based upon general business and market considerations. In such case, each Optional Cash Deposit of each Participant received for such month will be reduced by the same percentage and the amount not accepted will be promptly returned to the Participant without interest.

    Shares for the Plan may be purchased, at the discretion of the Company, either (i) directly from the Company or (ii) in the open market or otherwise. Shares purchased from the Company will be authorized but unissued shares and will provide the Company with funds for general corporate and working capital purposes. Shares purchased on the open market will not be eligible for the discount to market price. The Company will pay all related fees, commissions or other expenses associated with the purchase of Common Stock in the open markets, which fees may not exceed 5% of the market price of such shares.


Administration

    A plan administrator (the "Plan Administrator") will administer the Plan, keep records, send statements of account to each Participant and perform other duties related to the Plan. The Company has selected First Union National Bank ("First Union") to serve as the Plan Administrator. Shares purchased for each Participant under the Plan ("Plan Shares") will be held in safekeeping by or through the Plan Administrator until such Participant terminates his or her participation in the Plan or until a written request is received from such Participant for issuance of a stock certificate for all or a portion of his or her shares. First Union also acts as dividend disbursing agent, transfer agent and registrar for the Common and Preferred Stock.


Eligibility

    Two types of stockholders are eligible to be "Participants": (a) stockholders whose shares of the Common and Preferred Stock are registered in their own names on the stock transfer books of the Company ("Registered Owners") and (b) stockholders who beneficially own shares of the Common and Preferred Stock that are registered in a name other than their own i.e., in the name of a broker, bank or other nominee ("Beneficial Owners"). Registered Owners may participate directly in the Plan. To participate in the Plan, Beneficial Owners must either become Registered Owners by having such shares transferred into their own names or make arrangements with their broker, bank or other nominee to participate on their behalf.


Enrollment

    A Registered Owner may enroll in the Plan by completing and signing an Authorization Card and returning it to the Plan Administrator. If a Participant's shares are registered in more than one name (e.g., joint tenants or trustee), all Registered Owners of such shares must sign the Authorization Card exactly as their names appear on the account registration. Upon the Plan's effective date, the Plan will supersede and replace the existing Dividend Reinvestment and Stock Purchase Plan of the Company. Shareholders currently enrolled in the existing plan will automatically participate in the Plan without any further action required on their part.

    For an enrollment to be effective with respect to a particular Investment Date, an Authorization Card must be received from a stockholder on or before the Record Date established for such Investment Date. In a month when a dividend is to be paid, the "Record Date" is the Record Date set with respect to such dividends. In a month where there is no dividend, the "Record Date" is the second day prior to the first Trading Day of the Pricing Period (as defined below under "Share Prices and Discounts"). If an Authorization Card, with respect to the reinvestment of dividends, is received after that dividend Record Date, that dividend will be paid to the Participant in cash, and the reinvestment of dividends will begin on the Investment Date following the next dividend record date, provided that such stockholder is still an eligible stockholder.

    An eligible stockholder wishing to participate in the Plan through Optional Cash Deposits should deliver an Authorization Card on or prior to the Record Date established for a particular Investment Date to the Plan Administrator (see "Share Prices and Discounts" below) .

    Beneficial Owners who wish to participate in the Plan must instruct their broker, bank or other nominee to complete and sign the Authorization Card and return it to the Plan Administrator. In certain situations where the broker, bank or other nominee holds shares of a Beneficial Owner in the name of a major securities depository, a Broker and Nominee Form ("B&N Form") may also be required to participate in the Plan. The B&N Form provides the only means by which a broker, bank or other nominee holding shares for a Beneficial Owner in the name of a major securities depository may invest Optional Cash Deposits on behalf of such Beneficial Owner. A B&N Form must be delivered to the Plan Administrator each time that such broker, bank or other nominee transmits
Optional Cash Deposits on behalf of a Beneficial Owner. B&N Forms will be furnished upon request to the Plan Administrator at the address or telephone number specified below. A broker, bank or other nominee holding shares for a Beneficial Owner in the name of a major securities depository may also participate in the Plan through the Depository Trust Company ("DTC"). Currently, only the dividend reinvestment option is available through DTC. Interested parties should contact the Plan Administrator directly for further details.

    Requests for Authorization Cards and B&N Forms should be directed to the Plan Administrator at:

                             First Union National Bank
                           Shareholder Services Group
                     1525 West W.T. Harris Blvd. 3C3, NC1153
                      Charlotte, North Carolina 28288-1153
                                 (800) 829-8432


Options

    The Authorization Card provides for the purchase of shares of the Common Stock through the following investment options:

    (1) If "Full Dividend Reinvestment" is elected, the Plan Administrator will apply any cash dividends on all shares of the Common and Preferred Stock then registered in the Participant's name (all such shares will be deemed to be "Participating Shares"), and, on all whole and fractional Plan Shares (as hereinafter defined) subsequently credited to the Participant's account, toward the purchase of shares of the Common Stock. "Plan Shares" are all whole shares and fractional share interests of the Common Stock credited to a Participant's Plan account which may result from either reinvestment of dividends or Optional Cash Deposits

    (2) If "Partial Dividend Reinvestment" is elected, the Plan Administrator will apply any cash dividends on only the number of shares of the Common and Preferred Stock, owned by the Participant on the applicable Record Date, specified on the Authorization Card ("Participating Shares") and on all Plan Shares subsequently credited to the Participant's account, towards the purchase of shares of the Common Stock.

    (3) If "Optional Cash Deposits Only" is elected, the Participant will continue to receive any cash dividends on shares of the Common and Preferred Stock currently registered in that Participant's name. The Plan Administrator will apply Optional Cash Deposits received from the Participant toward the purchase of shares of the Common Stock. Shares purchased with Optional Cash Deposits are considered to be Plan Shares and cash dividends from these shares will be automatically reinvested.

    Each Participant may select any one of these three options. If a stockholder returns a properly executed Authorization Card to the Plan Administrator without electing an investment option, such Authorization Card will be deemed to indicate the election of option (1). Under each of these options above, any future cash dividends will be reinvested on all Participating Shares and on all Plan Shares held in the Participant's Plan account, including dividends on shares of the Common Stock purchased with Optional Cash Deposits, until a Participant specifies otherwise or withdraws from the Plan altogether, or until the Plan is terminated. If a Participant would prefer to receive cash payments for dividends paid on Plan Shares rather than reinvest such dividends, those shares must be withdrawn from the Plan by written notification to the Plan Administrator.

    Participants may change their investment options at any time by requesting a new Authorization Card and returning it to the Plan Administrator at the address set forth above.

Costs

    Participants in the Plan pay no service charges or other fees for enrolling and participating in the Plan. All costs of administration of the Plan accounts are paid by the Company. The Company will bear the cost of any brokerage commission associated with purchasing shares in the open market which costs may not exceed 5% of the aggregate market price of such shares.

Share Prices and Discounts

Reinvested Dividends and Optional Cash Deposits less than $20,000 per month

    As of the date of this Prospectus, the price per share of authorized but unissued shares of the Common Stock purchased from the Company with reinvested dividends and Optional Cash Deposits less than $20,000 per month, will be 97% of the Market Price (as defined below) when the closing price of the stock on the first day of the Pricing Period is equal to or greater than $10.00 per share. If the closing price of the Common Stock on the first day of the Pricing Period is less than $10.00 per share, no discount will apply, and the price per share of the Common Stock purchased from the Company will be 100% of the Market Price. The current 3% discount rate is subject to change at any time by the Company. In no event, however, will the discount rate exceed 5%. The Company will notify Participants of any changes in the discount rate applicable to reinvested dividends and Optional Cash Deposits less than $20,000 per month. The period encompassing the twelve Trading Days prior to the Investment Date of each month constitutes the relevant "Pricing Period." A "Trading Day" means a day on which the NYSE is open for trading.

     "Market Price" with respect to reinvested dividends and Optional Cash Deposits less than $20,000per month means:

(A) when the closing price of the Common Stock on the first day of the Pricing Period is equal to or greater than $10.00 per share the Market Price will be the highest of the following series of calculations, based on prices quoted under the NYSE composite transaction tape:
      (1)the average of the high
         and low sales prices of the Common Stock on the first day of the Pricing Period;
      (2) the average of the daily closing prices of the Common Stock during the Pricing Period;
      (3) the average of the high and low sales prices of the Common Stock on the last day of the Pricing Period.

(B)when the closing price of the Common Stock on the first day of the Pricing Period is below $10.00 per share, the price per share will be the average of the daily closing prices of the Common Stock during the Pricing Period, as quoted under the NYSE composite transaction tape, and no discount will apply.

     Optional Cash Deposits of less than $20,000 per month are due one business day immediately preceding the first Trading Day of the ensuing Pricing Period.

Optional Cash Deposits in excess of $20,000 per month

    Optional  Cash  Deposits  in  excess  of  $20,000  ("Excess   Optional  Cash
Deposits") will be invested only after a written Request for Waiver is accepted by the Company. A Request for Waiver form must be received and accepted by the Company each month no later than the Record Date (as defined herein) for the applicable Investment Date. If a "Request for Waiver" is granted by the Company, Excess Optional Cash Deposits are due one business day immediately preceding the first Trading Day of the ensuing Pricing Period (except for Excess Optional Cash Deposits for the September 30, 1997 Investment Date, which deposits are due one day after the date the registration statement to which this Prospectus relates is declared effective). The "Pricing Period" is comprised of the twelve Trading Days prior to the Investment Date (except in the case of the Excess Optional Cash Purchases for the September 30, 1997 Investment Date, for which the Pricing Period shall be comprised of the nine Trading Days prior to the Investment Date)
 . The price to be paid for shares of Common Stock purchased pursuant to the Excess Optional Cash Deposit feature of the Plan would reflect a discount from 0% to 5% of the Market price, as determined by the Company, when the closing price of the stock on the first day of the Pricing Period is equal to or greater than $10.00 per share. If the closing price of the Common Stock is less than $10.00 per share, no discount will apply.

    Each month, at least three business days prior to the Record Date, the Company will establish the Discount Rate and a Threshold Price. The "Record Date" is the same as the dividend record date or if there is no dividend record date that month, two business days prior to commencement of the Pricing Period.

    The "Threshold Price" is the dollar amount that the average of the high and low sales price the Company's Common stock must equal or exceed for each day of the relevant Pricing Period. If the Threshold Price is not satisfied for a Trading Day of the relevant Pricing Period, then that day will be excluded from calculating the Market Price (as set forth below) during the Pricing Period. For each Trading Day on which the Threshold price is not satisfied, one-twelfth of each Optional Cash Deposit made by a Participant will be returned to such Participant by check, without interest, as soon as is practicable after the applicable Investment Date.

     "Market Price" with respect to Excess Optional Cash Deposits means the average of the high and low sales price of the Common Stock during the Pricing Period.

     Excess Optional Cash Deposits are due one business day immediately preceding the first Trading Day of the ensuing Pricing Period.

    There is no pre-established limit applicable to Excess Optional Cash Deposits that may be made pursuant to an accepted Request for Waiver. Optional Cash Deposits that do not exceed $20,000 per month and the reinvestment of dividends in additional shares of Common Stock will not be subject to the Threshold Price. Participants interested in obtaining information regarding
Excess Optional Cash Deposits, Request for Waiver forms, Threshold Price and Discount Rate are asked to call the Company's Office of Investor Relations at
(804) 217-5800.

Additional Information Regarding Purchases and Sales

    Shares for the Plan may be purchased at the discretion of the Company, either (i) directly from the Company or (ii) in the open market or otherwise. For shares purchased in the open market, the price per share will be 100% of the average price of all shares purchased for the Plan in all transactions in which such shares are purchased for a particular Investment Date. The Company will bear the cost of any brokerage commissions associated with purchasing shares in the open market. If on any Investment Date shares are purchased both from the Company and in the open market, the total purchase price (and in turn any discount from the Market Price) will be pro rated among all Participants purchasing shares on such Investment Date.

    Purchases on the open market will be made by the Plan Administrator beginning on the Investment Date and will be completed no later than 20 days from such date except where completion at a later date is necessary or advisable under any applicable securities laws. Such purchases may be made on any securities exchange where such shares are traded, in the over-the-counter market, or by negotiated transactions and may be subject to such terms with respect to price, delivery, and other terms as the Plan Administrator may agree to. Neither the Company nor any Participant shall have any authority or power to direct the time or price at which shares may be purchased.

    Purchases of shares of the Common Stock from the Company will be made on the relevant Investment Date. A Participant's account in the Plan will be credited with that number of shares, plus fractional shares computed to three decimal places, equal to the total amount to be invested on behalf of such Participant, divided by the purchase price per share, as calculated pursuant to the applicable method described above. The total amount to be invested will depend, subject to limitations described elsewhere herein, on the amount of any dividends paid on the number of Participating Shares and Plan Shares in such Participant's Plan account and any Optional Cash Deposits made by such Participants and available for investment prior to the related Investment Date.

    On September 10, 1997 the closing price of the Common Stock reported on the New York Stock Exchange was $14.56 per share.

    Participants should refer to Exhibit A for a list of relevant dates.

NO INTEREST WILL BE PAID BY THE COMPANY OR THE PLAN ADMINISTRATOR ON ANY DIVIDENDS OR OPTIONAL CASH DEPOSITS PENDING REINVESTMENT, INVESTMENT, OR RETURN. ANY INTEREST EARNED WILL ACCRUE TO THE BENEFIT OF THE COMPANY.

Reinvested Dividends. An Authorization Card requesting reinvestment of cash dividends must be received by the Plan Administrator on or before the record date established for a particular dividend. Purchases of shares of the Common Stock from the Company will be made on the Investment Date using the Market Price. If an Authorization Card is received by the Plan Administrator after the Record Date established for a particular dividend, reinvestment of dividends will begin on the Investment Date following the next dividend Record Date, provided that such stockholder is still an eligible stockholder.

Optional Cash Deposits. All Eligible Participants who have submitted signed Authorization Cards indicating their intention to participate in this feature of the Plan are eligible to make Optional Cash Deposits, including Excess Optional Cash Deposits (subject to certain limitations). Optional Cash Deposits will be invested in shares of the Common Stock each month. Optional Cash Deposits received by the Plan Administrator prior to the commencement of a Pricing Period will be invested on the Investment Date immediately following such Pricing Period. Optional Cash Deposits received during or after the commencement of a Pricing Period will be invested on the Investment Date immediately following the end of the next Pricing Period. Optional Cash Deposits may be made with a check or money order made payable to "First Union National Bank." Wire transfers may be made; wiring instructions can be obtained from the Plan Administrator. Excess Optional Cash Deposits should be made by wire transfer unless otherwise approved by the Company.

    The Company retains the right, based upon general business and market conditions, to limit the amount of Optional Cash Deposits it accepts for investment during any month. In such case, each Optional Cash Deposit of each Participant will be reduced pro rata, and the remainder will be promptly returned to the Participant without interest.

    A broker, bank or other nominee, as holder of shares of the Common and Preferred Stock on behalf of a Beneficial Owner, may utilize the Authorization Card for Optional Cash Deposits, unless such entity holds the shares in the name of a major securities depository. If a broker, bank or other nominee holds shares of a Beneficial Owner in the name of a major securities depository, Optional Cash Deposits must be made through the use of the B&N Form.

    Participants in the Plan are not obligated to make any Optional Cash Deposits at any time. Optional Cash Deposits need not be in the same amount each month.

NO INTEREST WILL BE PAID BY THE COMPANY OR THE PLAN ADMINISTRATOR ON OPTIONAL CASH DEPOSITS HELD PENDING REINVESTMENT, INVESTMENT OR RETURN. OPTIONAL CASH DEPOSITS DO NOT CONSTITUTE DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

Dividends on Shares Held in Plan

    Dividends paid on shares held in the Plan (less any required withholding tax) will be credited to a Participant's Plan account. Dividends are paid on both full and fractional shares held in a Participants Plan account and are automatically reinvested.

Account Statements and Other Information

    Each Participant will receive a quarterly statement of his or her account as soon as practicable after the Investment Date following the company's dividend quarter. The statements will contain a report of all transactions since the last statement, including information with respect to the number of shares allocated to the account, the amount of dividends received which are allocable to the Participant, the amount of Common Stock purchased therewith and the price paid. These statements are a continuing record of the cost of shares purchased and should be retained for income tax purposes.

    In  addition,   each   Participant   will   receive,   from  time  to  time,
communications sent to every other holder of the Common and Preferred Stock.

    Each Participant will receive annually Internal Revenue Service information (on Form 1099) for reporting dividend income received.

Certificates for Shares

    Shares purchased for a Participant's account will not be certificated but will be held in the name of the Plan Administrator or its nominee and credited to the Participant's Plan account. The number of shares purchased will be shown on the quarterly statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates, and reduces the costs of the Plan. Certificates for any number of whole shares credited to a Participant's account will be issued in his or her name upon written request to the Plan Administrator. Certificates for fractional shares will not be issued. Should a Participant want his or her certificates issued in a different name, such Participant must notify the Plan Administrator in writing and comply with applicable transfer requirements. If a Participant wishes to sell any whole shares credited to his or her account under the Plan, he or she will have the option of either (i) receiving a certificate for such whole number of shares or (ii) requesting that such shares held in his or her account be sold, in which case the shares will be sold on the open market as soon as practicable. Brokerage commissions on such sales will not be paid by the Company, but will be deducted from the sales proceed (see "Termination of Participation"). If a Participant wishes to pledge shares credited to their account, they must first have the certificate for those shares issued in their name.

Withdrawal of Shares and Other Changes in Plan Accounts

    Plan Shares credited to a Participant's account may be withdrawn by a Participant by notifying the Plan Administrator in writing, specifying the number of shares to be withdrawn. A stock certificate for the number of whole Plan Shares of the Common Stock withdrawn will be issued to and registered in the name of the Participant. In no case will certificates be issued for fractional share interests credited to a Participant's Plan account. Upon termination of participation in the Plan, a Participant will receive a check for the value of any fractional share interests, less the Participant's share of any related brokerage commissions and any applicable transfer taxes (see "Termination of Participation" below).

    If the Participant has authorized "Full Dividend Reinvestment," cash dividends with respect to Plan Shares withdrawn from a Participant's account will continue to be reinvested unless such Participant sends the Plan
Administrator a new Authorization Card specifying a different level of participation. If a Participant has authorized "Partial Dividend Reinvestment", the Plan Administrator will continue to reinvest dividends on only the number of Participating Shares specified by the Participant on the Authorization Card and on those Plan Shares remaining in the Participant's Plan account, unless a new Authorization Card specifying a different number of Participating Shares is delivered.

    Even if a Participant sells or transfers all of the non-Plan shares of the Common and Preferred Stock registered in the Participant's name, the Plan Administrator will continue to reinvest dividends on the Plan Shares held in the Participant's Plan account until a written request for withdrawal from the Plan is received from the Participant. A Participant must maintain a balance of either Participating or Plan Shares in the Participant's Plan account in order to continue to participate in the dividend reinvestment aspect of the Plan.

Termination of Participation

    Participants may discontinue reinvestment of dividends under the Plan with respect to either Participating Shares or Plan Shares, or both, at any time by notifying the Plan Administrator in writing. A notice of termination received by the Plan Administrator after the Record Date for an Investment Date will not be effective until the following Investment Date.

    If a Participant notifies the Plan Administrator of termination of participation in the Plan with respect to all of his or her shares, or if a Participant's participation in the Plan is deemed to have been terminated or is terminated by the Company, such Participant must elect either (i) to receive a certificate for whole shares credited to his or her account under the Plan or
(ii) to request that any Plan Shares held in his or her account be sold, in which case the Plan Shares will be sold on the open market as soon as practicable and the Participant sent a check for the amount of the sale proceeds. In either case, the Participant will receive the cash value of any fractional Plan Shares held in his or her Plan account computed on the basis of the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on the date their account is terminated. Brokerage commissions on the sale of Plan Shares will not be paid by the Company but by the Participant, and will be deducted from the Participant's sale proceeds. In addition, if a Participant terminates participation in the Plan with respect to all of his or her shares, he or she will be subject to a service charge imposed by the Plan Administrator. Currently, there is a $5.00 account termination fee, as well as a $0.05 per share commission fee which will be deducted from the sale proceeds. These fees are subject to change.

    If the Company terminates the Plan, each Participant will receive a certificate for the number of whole Plan Shares credited to his or her account under the Plan and a check for the value of any fractional Plan Shares (computed as described in the preceding paragraph).

Voting of Shares Held Under the Plan

    Participants will be able to vote all Plan Shares of Common Stock (including fractional shares) credited to their account under the Plan at the same time that they vote the Participating Shares of Common Stock registered in their name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

    Any stock dividends or splits distributed by the Company with respect to Participating and Plan Shares will be credited to each Participant's Plan account. If the Company issues to its shareholders rights to subscribe to additional shares, such rights will be issued to each Participant based on his or her total share holdings, including shares held in his or her Plan account.

Responsibility of the Plan Administrator and the Company Under the Plan

    First Union, as the Plan Administrator, will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon a Participant's death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

    All notices from the Plan Administrator to a Participant will be mailed to the Participant at his last address of record with the Plan Administrator, which will satisfy the Plan Administrator's duty to give notice. Participants must promptly notify the Plan Administrator of any change in address.

    Participants should recognize that neither the Company nor the Plan Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.




Interpretation and Regulation of the Plan

    The Company reserves the right, without notice to Participants, to interpret and regulate the Plan as it deems necessary or desirable consistent with the purposes of the Plan and the best interests of the Company and its shareholders in connection with its operation. Any such interpretation and regulation shall be conclusive.


Change in or Discontinuance of the Plan

    While the Company hopes to continue the Plan indefinitely, it reserves the right to suspend or discontinue the Plan at any time, including the period between a dividend Record Date and the related dividend payment date. It also reserves the right to modify, amend and replace the Plan, including the right to change the Discount Rate, or to suspend or discontinue the discount. Under no circumstances will the discount rate exceed 5%. Participants will be notified of any such suspension, discontinuance or material modification. The Company also reserves the right to terminate any Participant's participation in the Plan at any time. For example, the Company may terminate a Participant's participation in cases where the Company believes a Participant's activities are not consistent with the purposes of the Plan or where termination is necessary in order to maintain the Company's REIT status.


Federal Income Tax Consequences of Participation in the Plan

    The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the Plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment and stock purchase plans. No ruling, however, has been issued or requested regarding the Plan. The following discussion is for general information only, and Participants must consult their own tax advisors to determine the particular tax consequences that may result from participation in the Plan and the disposition of any shares purchased pursuant to the Plan.

Reinvested Dividends. Reinvested dividends will be treated as distributions to Participants for Federal income tax purposes. The amount treated as a distribution for shares acquired from the Company without a discount or on the open market will equal the amount of cash otherwise payable to a Participant (plus a pro rata portion of any brokerage cost). The amount treated as a distribution for shares acquired from the Company with a discount will equal the fair market value of the shares acquired for a Participant as calculated using the average high and low sales price of the shares on the dividend payment date rounded to the nearest eighth of a dollar. This amount is likely to differ from the applicable Market Price that is used to determine the number of shares acquired by the Participant. The amount treated as a distribution will constitute a dividend for federal income tax purposes to the same extent that a cash distribution would be so treated. The initial income tax basis of the acquired shares will equal the amount treated as a distribution. The holding period of acquired shares generally will begin on the day after the dividend payment date and the holding period of whole shares resulting from the purchase of two or more fractional shares on different dividend payment dates normally will be split between the holding periods of the fractional components comprising the whole share.

Optional Cash Deposits. If the fair market value of shares acquired with a Participant's Optional Cash Deposits (plus a pro rata portion of any brokerage costs incurred in open market purchases of the share) exceeds the amount of the Optional Cash Deposit, then such excess will be treated as a distribution to the Participant for federal income tax purposes. The fair market value of the shares is determined on the Investment Date and is likely to differ from the Market Price for the Pricing Period immediately preceding the related dividend payment date that is used to determine the number of shares acquired by the Participant. Any amount treated as a distribution will constitute a dividend for federal income tax purposes to the same extent that a cash distribution would be so treated. The initial income tax basis of the acquired shares will equal the amount of the Optional Cash Deposit plus any amount treated as a distribution. The holding period of acquired shares generally will begin on the day after the Investment Date and the holding period of whole shares resulting from the purchase of two or more fractional shares on different Investment Dates normally will be split between the holding period of the fractional components comprising the whole share.

Receipt of Share Certificates and Cash. A Participant will not realize any taxable gain or loss from the receipt of share certificates representing whole shares credited to the Participant's account. A Participant will realize gain or loss upon the receipt of any cash payments following termination of participation in the Plan for any fractional share interests credited to the Participant's account as well as upon the sale or exchange of shares acquired under the plan. The amount of any such gain or loss will equal the difference between the amount of cash that the Participant received (net of any applicable fees or expenses) and the tax basis thereof.


Plan of Distribution

    The Common Stock purchased under the Plan from the Company is being distributed directly by the Company rather than through an underwriter, broker or dealer. There will be no brokerage commissions or other fees charged to Participants in connection with purchases of the Common Stock made directly through the Company or purchases made in the open market under the Plan. Upon withdrawal by a Participant from the Plan by the sale of the Common Stock held under the Plan, the Participant will receive the proceeds of such sale less any related brokerage commissions and any applicable transfer taxes.

    Persons who satisfy the eligibility requirements for participation in the Plan, including brokers or dealers, will be permitted to purchase shares through Optional Cash Deposits at a discount from the applicable Market Price (as defined above) subject to the applicable $50 minimum and $20,000 per month maximum purchase limitations per month (unless a Request for Waiver is accepted in which case Excess Optional Cash Deposits will be accepted).

Indemnification of Directors and Officers of the Company

    Directors and officers of the Company shall be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them, except for matters as to which they are liable because of willful misconduct or a knowing violation of the criminal law, as provided in the Company's Articles of Incorporation and the Virginia Stock Corporation Act. This indemnification covers all costs and expenses reasonably incurred by a director or officer. In addition, the Virginia Stock Corporation Act and the Company's Articles of Incorporation may, under certain circumstances, eliminate the liability of directors and officers in a shareholder or derivative proceeding.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


Experts

    The consolidated financial statements and schedule of Dynex Capital, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report included therein, and incorporated herein by reference. Such financial statements and schedule have been incorporated by reference herein in reliance upon the report of that firm and upon the authority of that firm as experts in auditing and accounting.



Address of the Plan Administrator

    Authorization cards, B&N Forms, Optional Cash Deposits, changes in name, address or investment options, notices of termination and requests for refunds of payments to purchase shares, certificates or the sale of shares held in the Plan should be directed to:

                             First Union National Bank
                           Shareholder Services Group
                    1525 West W. T. Harris Blvd. 3C3, NC1153
                      Charlotte, North Carolina 28288-1153
                                 (800) 829-8432


Inquiries Regarding the Plan

Please address questions about the Plan and your participation to the Office of Investor Relations at Dynex Capital, Inc., 10900 Nuckols Road., Third Floor, Glen Allen, VA 23060 or call (804) 217-5800.

Schedule A


                              Dynex Capital Dividend Reinvestment Plan

                   Threshold Price  Record   Pricing Period    Optional Cash   Investment
                         and
  Month    Cycle*    Discount Set   Date      Commencement      Deposit Due    Date (1)
                       Date (4)       (1)       Date (2)          Date (3)
-----------------------------------------------------------------------------------------

September     B         9/5/97      9/10/97      9/12/97          9/11/97       9/30/97
 October      A        9/25/97      9/30/97     10/15/97          10/14/97     10/31/97
 November     B        11/6/97      11/11/97    11/13/97          11/12/97     11/28/97
 December     B        12/5/97      12/10/97    12/12/97          12/11/97     12/31/97
 January      A        12/26/97     12/31/97     1/14/98          1/13/98       1/30/98
 February     B         2/4/98      2/9/98       2/11/98          2/10/98       2/27/98
  March       B         3/6/98      3/11/98      3/13/98          3/12/98       3/31/98
  April       A        3/26/98      3/31/98      4/14/98          4/13/98       4/30/98
   May        B         5/6/98      5/11/98      5/13/98          5/12/98       5/29/98
   June       B         6/5/98      6/10/98      6/12/98          6/11/98       6/30/98
   July       A        6/25/98      6/30/98      7/15/98          7/14/98       7/31/98
  August      B         8/6/98      8/11/98      8/13/98          8/12/98       8/31/98
September     B         9/7/98      9/10/98      9/14/97          9/11/98       9/30/98
 October      A        9/25/98      9/30/98     10/14/98          10/13/98     10/30/98
 November     B        11/5/98      11/10/98    11/12/98          11/11/98     11/30/98
 December     B        12/8/98      12/11/98    12/15/98          12/14/98     12/31/98
 January      A        12/28/98     12/31/98     1/13/99          1/12/99       1/29/99

Notes:
1. Record and Investment Date - Optional Cash Deposits will be invested every month on the related Investment Date. For Optional Cash Deposits made in a monthly period when there is a dividend record date, the "Record Date" and the "Investment Date" are the same as those for dividend reinvestment. For Optional Cash Deposits made in a monthly period when there is no dividend record date, the "Record Date" is two business days prior to the commencement of the related Pricing Period and the "Investment Date" is the last business day of the month.

2. Pricing Period commencement date - The "Pricing Period" is comprised of the twelve Trading Days prior to the Investment Date.

3. Optional Cash Deposit due date - Optional Cash Deposits are due one business day immediately preceding the first day of the ensuing Trading Period.

4. Threshold Price and Discount Set Date - Each month, at least three trading days prior to the applicable "Record Date", the Company will establish the Threshold Price and Discount rate for shares purchased with Optional Cash Payments.

5. The Pricing Period commencement date for the September 30, 1997 Investment Date is comprised of the nine Trading Days prior to the Investment Date.

6. The due date for Optional Cash Deposits for the September 30, 1997 Investment Date is one day after the date the registration statement to which this Prospectus relates is declared effective.


A)     Investment of Optional Cash Deposits and Dividends.

B)  Investment of Optional Cash Deposits only

                                   Part II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

  Registration Fee                                     $ 26,364
*Legal Fees and Expenses                                 10,000
*Accounting Fees and Expenses                              3,500
*New York Stock Exchange Listing and Application Fee      21,000
*Printing                                                  7,500
*Miscellaneous                                             1,000

*TOTAL                                                   $ 69,364

                                              --------------------

*Estimated

Item 15.  Indemnification of Directors and Officers

      The Virginia Stock Corporation Act and the Company's Articles of Incorporation provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. The Company's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses, and other amounts imposed on them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Company also carries insurance on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act of 1933. In addition, the Virginia Stock Corporation Act and the Company's Articles of Incorporation eliminate the liability of a director or officer of the Company in a shareholder or derivative proceeding except in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws.

Item 16.  Exhibits

           5.1          Opinion of Venable, Baetjer and Howard, LLP.

         23.1           Consent of KPMG Peat Marwick LLP.

         23.2 Consent of Venable, Baetjer and Howard, LLP (included in Exhibit 5.1).

         24.1 Power of Attorney relating to subsequent amendments (contained on signature page).

            99.1 Letter to Shareholders with respect to Dividend Reinvestment and Stock
                  Purchase Plan

         99.2 Authorization Card with respect to Dividend Reinvestment and Stock Purchase
                  Plan.








Item 17.  Undertakings

      (a)   The undersigned Registrant hereby undertakes as follows:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
            Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.




SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, and the State of Virginia, on September 16, 1997.

                                          DYNEX CAPITAL, INC.

                                          By: /s/ Thomas H. Potts
----------------
                                                 Thomas H. Potts
                                                 President

      Each person whose signature appears below does hereby make, constitute and appoint Thomas H. Potts and Lynn K. Geurin, and each of them, his true and lawful attorney with full power of substitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in his capacity or capacities as stated below, any amendment (including post-effective amendments) to the Registration Statement with all exhibits thereto, making such changes in the Registration Statement as the Registrant deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 16, 1997.

                                          /s/ Thomas H. Potts
                                          Thomas H. Potts
                                          President and Director
                                          (Principal Executive Officer)

                                          /s/ Lynn K. Geurin
                                          Lynn K. Geurin
                                          Secretary
                                          (Chief  Financial and Accounting
                                           Officer)


                                          /s/ J. Sidney Davenport, IV
                                          J. Sidney Davenport, IV
                                           Director

                                          /s/ Richard C. Leone
                                          Richard C. Leone
                                          Director

                                          /s/ Paul S. Reid
                                          Paul S. Reid
                                           Director

                                          /s/ Donald B. Vaden
                                          Donald B. Vaden
                                          Director

EXHIBIT INDEX

Exhibit

5.1    Opinion of Venable, Baetjer and Howard, LLP

23.1  Consent of KPMG Peat Marwick LLP

23.2  Consent of Venable, Baetjer and Howard, LLP (included in Exhibit 5.1)

24.1 Power of Attorney relating to subsequent amendments (contained on signature page

99.1 Letter to Shareholders with respect to Dividend Reinvestment and Stock Purchase Plan

99.2 Authorization Card with respect to Dividend Reinvestment and Stock Purchase Plan